Exhibit 21 — List of Subsidiaries & Affiliates

The following are subsidiaries and affiliated corporations of the company at December 31, 2011

Certain subsidiaries have been omitted as they are not significant in the aggregate.

State or Jurisdiction of Incorporation or Organization

Alnara Pharmaceuticals, Inc.	Massachusetts

AME Torreview LLC	Delaware

Andean Technical Operations Center	Peru

Applied Molecular Evolution, Inc.	Delaware

Avid Radiopharmaceuticals, Inc.	Pennsylvania

del Sol Financial Services, Inc.	British Virgin Islands

Dista Ilac Ticaret Ltd. Sti.	Turkey

Dista, S.A.	Spain

Dista-Produtos Quimicos & Farmaceuticos, LDA	Portugal

E L Management LLC	Delaware / Canada

Elanco Animal Health Ireland Limited	Ireland

Elanco Animal Health, Korea, Ltd.	Korea

Elanco Trustees Limited	Ireland

Elanco-Valquimica, S.A.	Spain

ELCO for Trade and Marketing, S.A.E.	Egypt

ELCO Insurance Company Limited	Bermuda

ELCO International Sales Corporation	U.S. Virgin Islands

ELCO Management, Inc.	Delaware

ELGO Insurance Company Limited	Bermuda

Eli Lilly (B.V.I.) Holding Company Unlimited	British Virgin Islands

Eli Lilly (Malaysia) Sdn. Bhd.	Malaysia

Eli Lilly (NZ) Staff Benefits Custodian Limited	New Zealand

Eli Lilly (Philippines), Incorporated	Philippines

Eli Lilly (S.A.) (Proprietary) Limited	South Africa

Eli Lilly (Singapore) Pte. Ltd.	Singapore

Eli Lilly (Suisse) S.A.	Switzerland

Eli Lilly and Company	Indiana

Eli Lilly and Company (India) Pvt. Ltd.	India

Eli Lilly and Company (Ireland) Limited	Ireland

Eli Lilly and Company (Ireland) Trustees Limited	Ireland

Eli Lilly and Company (N.Z.) Limited	New Zealand

Eli Lilly and Company (Taiwan), Inc.	Taiwan

State or Jurisdiction of Incorporation or Organization

Eli Lilly and Company Limited	United Kingdom

Eli Lilly Asia Pacific SSC Sdn Bhd	Malaysia

Eli Lilly Asia, Inc.	Delaware

Eli Lilly Asian Operations, Limited	Hong Kong

Eli Lilly Australia Pty. Limited	Australia

Eli Lilly Benelux S.A.	Belgium

Eli Lilly B-H d.o.o.	Bosnia

Eli Lilly Canada Inc.	Canada

Eli Lilly CR s.r.o.	Czech Republic

Eli Lilly Danmark A/S	Denmark

Eli Lilly de Centro America, S.A.	Guatemala

Eli Lilly de Mexico, S.A. de C.V.	Mexico

Eli Lilly do Brasil Limitada	Brazil

Eli Lilly Egypt, S.A.E.	Egypt

Eli Lilly European Clinical Trial Services SA	Belgium

Eli Lilly Export S.A.	Switzerland

Eli Lilly farmacevtska druzba, d.o.o.	Slovenia

Eli Lilly Finance, S.A.	Switzerland

Eli Lilly Ges.m.b.H.	Austria

Eli Lilly Group Limited	United Kingdom

Eli Lilly Group Pension Trustees Limited	United Kingdom

Eli Lilly Holding Company Ltd.	United Kingdom

Eli Lilly Holdings Ltd.	United Kingdom

Eli Lilly Hrvatska d.o.o.	Croatia

Eli Lilly Industries, Inc.	Delaware

Eli Lilly Interamerica Inc., y Compania Limitada	Chile

Eli Lilly Interamerica, Inc.	Indiana

Eli Lilly International Corporation	Indiana

Eli Lilly International Trading (Shanghai) Company Limited	China

Eli Lilly Israel Ltd.	Israel

Eli Lilly Italia S.p.A.	Italy

Eli Lilly Japan K.K.	Japan

Eli Lilly Nederland B.V.	Netherlands

Eli Lilly Nederland Holding B.V.	Netherlands

Eli Lilly Nigeria Ltd.	Nigeria

Eli Lilly Norge A.S.	Norway

Eli Lilly Pakistan (Pvt.) Ltd.	Pakistan

State or Jurisdiction of Incorporation or Organization

Eli Lilly Polska Sp.z.o.o. (Ltd.)	Poland

Eli Lilly Regional Operations GmbH	Austria

Eli Lilly Romania SRL	Romania

Eli Lilly S.A.	Switzerland

Eli Lilly S.A. — Ireland Branch	Ireland

Eli Lilly Services, Inc.	British Virgin Islands

Eli Lilly Slovakia s.r.o.	Slovakia

Eli Lilly Spain Holding ETVE, S.L.	Spain

Eli Lilly Suzhou Pharmaceutical Co. Ltd.	China

Eli Lilly Sweden AB	Sweden

Eli Lilly Trading S.A.	Switzerland

Eli Lilly USA, LLC	Indiana

Eli Lilly Vostok S.A., Geneva	Switzerland

Eli Lilly y Compania de Mexico, S.A. de C.V.	Mexico

Eli Lilly y Compania de Venezuela, S.A.	Venezuela

EndoClone Incorporated	Delaware

GEMS Services S.A.	Belgium

GEMS Services S.A. — CC Branch	Belgium

Greenfield-Produtos Farmaceuticos, Lda.	Portugal

Hypnion, Inc.	Delaware

ICOS Corporation	Washington

ImClone GmbH	Switzerland

ImClone LLC	Delaware

ImClone Systems Corporation	Delaware

ImClone Systems International GmbH	Germany

Irisfarma S.A.	Spain

Ivy Animal Health, Inc.	Delaware

Kinsale Financial Services, Ltd.	Ireland

Lilly Asia Ventures Fund I, L.P.	Cayman Islands

Lilly Asia Ventures Fund II, L.P.	Cayman Islands

Lilly Cayman Holdings	Cayman Islands

Lilly China Research and Development Co., Ltd.	China

Lilly del Caribe, Inc.	Cayman Islands

Lilly Deutschland GmbH	Germany

Lilly France S.A.S.	France

Lilly Global Services, Inc.	Indiana

Lilly GmbH	Germany

State or Jurisdiction of Incorporation or Organization

Lilly Holdings GmbH	Austria

Lilly Holdings, LLC	Delaware

Lilly Hungaria KFT	Hungary

Lilly Ilac Ticaret Limited Sirketi	Turkey

Lilly Korea Ltd.	Korea

Lilly Nederland Holding B.V.	Netherlands

Lilly Pharma Fertigung & Distribution GmbH	Germany

Lilly Pharma Holding GmbH	Germany

Lilly Pharma Ltd.	Russia

Lilly Pharma Produktion GmbH & Co. KG	Germany

Lilly Portugal – Produtos Farmaceuticos, Lda.	Portugal

Lilly S.A.	Spain

Lilly Singapore Centre for Drug Discovery Pte. Ltd.	Singapore

Lilly Trading Co. LTD	China

Lilly USA, Corp.	Indiana

Lilly USA, LLC	Indiana

Lilly Ventures Fund I LLC	Delaware

Lilly Ventures Management Company LLC	Delaware

Lilly-NUS Centre for Clinical Pharmacology	Singapore

OY Eli Lilly Finland AB	Finland

Pharmabrand, S.A.I.C.	Greece

Pharmaserve-Lilly S.A.C.I.	Greece

PT. Eli Lilly Indonesia	Indonesia

SGX Pharmaceuticals, Inc.	Delaware

Spaly Bioquimica, S.A.	Spain

UAB Eli Lilly Lietuva	Lithuania

Vanthys Pharmaceutical Development Private Limited	India

Vital Pharma Productos Farmaceuticos	Portugal